EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-184873, 333-184872, 333-184180, 333-183868, 333-183867, and 333-183866) of Kraft Foods Group, Inc. of our report dated March 21, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 21, 2013